Exhibit 99.1

AeroGrow Reports Results for the Full Fiscal Year Ended March 31, 2018

•	Full Year Sales up 37% to $32.3 million
•	Operating Loss of $448K
•	Continued Success with Amazon, Bed, Bath & Beyond, Others
•	Successful New Launches with Key National Retailers Including Macy’s and Kohl’s
•	Highly Successful New Product Launches, More Planned for FY 2019

Boulder, CO - (June 28, 2018) - AeroGrow International, Inc. (OTCQB: AERO) (“AeroGrow” or the “Company”), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced results for the fiscal year (FY) ended March 31, 2018.

For the year ended March 31, 2018 the Company recorded total revenue of $32.3 million, an increase of 37% over the prior year.   Operating Loss for the full year was $448K up slightly from the prior year primarily due to increased investments in marketing and R&D.

“I am very pleased to report our Fiscal Year 2018 results,” said President and CEO J. Michael Wolfe.  “With sales up 37%, increased channels of distribution and several successful product launches, I believe our FY 2018 continued to demonstrate the exceptional progress we are making.  Our balance sheet was also strong, which as of March 31, 2018 showed no debt, over $7.5 million of cash on hand, over $4.3 million in good Accounts Receivables and plenty of inventory.

“For the five year period since the Scotts Miracle-Gro Company took an ownership position in our company, we have achieved a compound annual growth rate of 35%.  Fiscal Year 2018 accelerated to 37% as we continued to broaden our brand, our product offerings and our channels of distribution.  I believe that our growth rate accelerating off of an ever-increasing base is a very encouraging sign for the health and future of our business.

“Our focus this past year was to continue the growth in our highly successful on-line channels while building on our successful distribution with prominent national retailers.  The results were exceptional as we achieved 35% growth on our Amazon platforms and an impressive + 70% growth in our portfolio of retail companies – including continued success at Bed, Bath & Beyond and Sur La Table, and successful launches at Kohl’s and Macy’s.  Not only are we registering good in-store results, but our on-line performance at these retailers has been very strong as well.

 “Our Direct-to-Consumer business also grew steadily in FY 2018 and we continued our successful testing in Europe – with encouraging results on the Amazon platforms in the UK, France, Germany, Spain and Italy.  We also had a successful retail test in the UK with The Steamer Cookshops chain of culinary stores, selling out our entire inventory in just a few weeks.

“It’s also worth noting that sales of our Seed Pod Kits continue to show considerable strength with Seed Pod-related sales accelerating to 42% growth YoY in FY 2018, up from 32% growth the prior year.  This is a critical measure of our business and an indication of continued usage and engagement of the product.  We’ve also seen continued strong seed pod sales early in our FY 2019, which began on April 1.

“The new products we launched in the past year were extremely well received. The big winner was the AeroGarden Farm, our most advanced indoor garden ever with 24 pods, automatically-adjustable 120 watts of LED grow lights, and 24 inches of growing height – offering our biggest and best growing experience yet.  Look for us to continue to be aggressive in bringing new and innovative products to market – with several significant launches planned for this fall.

“In Amazon and our Direct-to-Consumer business, we have two very well-established channels of distribution that have continued to grow.  In addition, we’ve now proven that we can be successful in-store, a highly scalable distribution channel that can drive considerable growth in the coming years.  We will also look to expand upon the very promising start to our international distribution efforts by growing our sales on the Amazon platforms in Europe.

“All of this is against the backdrop of our product line becoming increasingly well positioned in the marketplace – smart gardens, indoor gardening and hydroponic gardening all appear to be trending significantly upward, and we are uniquely qualified to address each of these major trends. We’re also working on some very exciting new innovations that we’ll outline in more detail in our upcoming communications.   When you combine our sales momentum with a strong balance sheet, expanding distribution, and the continued innovation of our product line, I believe we are well positioned for FY 2019 and beyond.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.
BALANCE SHEETS
	March 31,	March 31,
	2018	2017
(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$7,482	$8,804
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $39 and $20 at March 31, 2018 and 2017, respectively	4,296	2,484
Other receivables	281	258
Inventory, net	5,047	2,921
Prepaid expenses and other	493	511
Total current assets	17,614	14,993
Property and equipment and intangible assets, net of accumulated depreciation of $4,386 and $4,020 at March 31, 2018 and 2017, respectively	514	415
Deposits	39	106
Total assets	$18,167	$15,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,748	$1,853
Accrued expenses	2,231	1,520
Customer deposits	163	106
Debt associated with sale of intellectual property	80	117
Total current liabilities	5,222	3,596
Long term liabilities
Capital lease liability	12	19
Other liability	190	-
Total liabilities	5,424	3,615
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 0 issued and outstanding at March 31, 2018 and 2017, respectively	-	-
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 and 33,477,287 shares issued and outstanding at March 31, 2018 and 2017, respectively	34	33
Additional paid-in capital	140,817	138,757
Stock dividend to be distributed	-	2,595
Accumulated deficit	(128,108)	(129,486)
Total stockholders’ equity	12,743	11,899
Total liabilities and stockholders’ equity	$18,167	$15,514

AEROGROW INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS
	Years ended March 31,
	2018	2017
(in thousands, except per share data)
Net revenue	$32,298	$23,609
Cost of revenue	21,598	15,044
Gross profit	10,700	8,565

Operating expenses
Research and development	558	392
Sales and marketing	8,071	6,125
General and administrative	2,519	2,394
Total operating expenses	11,148	8,911

Loss from operations	(448)	(346)

Other income (expense), net
Fair value changes in derivative warrant liability	-	(2,108)
Interest expense – related party	(21)	(108)
Other income (expense), net	27	(36)
Total other income (expense), net	6	(2,252)

Net loss	$(442)	$(2,598)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	534	(2,167)
Net income (loss) attributable to common shareholders	$92	$(4,765)

Net loss per common share, basic and diluted	$0.00	$(0.31)

Weighted average number of common shares outstanding, basic	31,128	15,547

Weighted average number of common shares outstanding, diluted	31,212	15,547

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:
Grey Gibbs
Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755